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                                                                    Exhibit 10.1

                        AAVID THERMAL TECHNOLOGIES, INC.
                         COMMON STOCK OPTION AGREEMENT

         AGREEMENT made as of the 15th day of October, 1996 (the "Effective Date"), by and between Aavid Thermal Technologies, Inc., a Delaware corporation (the "Company"), and Ronald F. Borelli (the "Optionee").

                                   WITNESSETH

         WHEREAS, the Company desires to grant to the Optionee and the Optionee desires to accept an option to purchase shares of common stock, $.01 par value, of the Company (the "Common Stock") upon the terms and conditions set forth in this agreement.

         NOW, THEREFORE, the parties hereto agree as follows:

1. Grant. The Company hereby grants to the Optionee an option to purchase 300,000 shares of Common Stock, at a purchase price per share of $9.50. This option is intended to be treated as an option which does not qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2. Restrictions on Exercisability. Except as specifically provided otherwise herein, the option will become exercisable in accordance with the following schedule based upon the passage of time following the Effective Date:

         Period                     Incremental            Cumulative
         of Time Following          Percentage of          Percentage of
         Effective                  Option                 Option
         Date                       Exercisable            Exercisable
         -----------------          -------------          -------------
             0 months                   12.5%                  12.5%
             3 months                   12.5%                  25.0%
             6 months                   12.5%                  37.5%
             9 months                   12.5%                  50.0%
             12 months                  12.5%                  62.0%
             15 months                  12.5%                  75.0%
             18 months                  12.5%                  87.5%
             21 months                  12.5%                  100%


Unless sooner terminated, the option will expire, if and to the extent it is not exercised, at 5:00 p.m. on the tenth anniversary of the Effective Date.

3. Exercise. The option may be exercised in whole or in part in accordance with the above schedule by delivering to the Secretary of the Company (a) a written notice specifying the number of shares to be purchased, (b) a letter in the form of Exhibit A attached hereto and (c)

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payment in full of the exercise price, together with the amount, if any, deemed necessary by the Company to enable it to satisfy any income tax withholding obligations with respect to the exercise (unless other arrangements acceptable to the Company are made for the satisfaction of such withholding obligations). The exercise price shall be payable in cash or by bank or certified check. The Company may (in its sole and absolute discretion) permit all or part of the exercise price to be paid with previously-owned shares of Common Stock.

4. Rights as Stockholder. No shares of Common Stock shall be sold or delivered hereunder until full payment for such shares has been made. The Optionee shall have no rights as a stockholder with respect to any shares covered by the option until a stock certificate for such shares is issued to the Optionee. Except as otherwise provided herein, no adjustment shall be made for dividends or distributions of other rights for which the record date is prior to the date such stock certificate is issued.

5. Nontransferability. The option is not assignable or transferable except upon the Optionee's death to a beneficiary designated by the Optionee or, if no designated beneficiary shall survive the Optionee, pursuant to the Optionee's will and/or the laws of descent and distribution. During the Optionee's lifetime, the option may be exercised only by the Optionee or the Optionee's guardian or legal representative.

6. Termination of Option in Certain Circumstances. Notwithstanding anything to the contrary set forth in this Agreement, in the event the Optionee's employment with the Company is terminated "for cause" as set forth in Section
5.1 of the Employment Agreement between the Company and Optionee dated as of October 15, 1996 or because the Optionee retires or fails to renew or terminates the Employment Agreement for any reason, the entire portion of the option which is not then exercisable pursuant to Section 2 hereof shall immediately terminate.

7. Restrictive Legends; Representations of the Optionee.

   (a) Optionee understands and agrees that:

The certificates evidencing the Common Stock issued upon exercise of the option will bear the following legend (or a substantially similar legend):

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT SUCH REGISTRATION OR THE DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL. REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH DISPOSITION WILL NOT REQUIRE REGISTRATION OF SUCH SECURITIES
         UNDER THE SECURITIES ACT OF 1933, AS AMENDED."

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(b) The Optionee hereby represents, warrants and agrees as of the date hereof that:

(i) The Optionee will not offer, sell, transfer or otherwise dispose of the Common Stock issued upon exercise of the option unless (i) an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covers the disposition of such securities or (ii) the Optionee has delivered to the Company an opinion of counsel, reasonably satisfactory to the Company, that such offer, sale, transfer or other disposition will not require registration of such securities under the Securities Act.

(ii) The Optionee understands that the shares of Common Stock issued upon exercise of the option must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Optionee has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares subject to the satisfaction of certain conditions, and understand that such Rule is not now, and may not become, available for resale of the shares of Common Stock issued upon exercise of the option.

(iii) The Optionee is an employee of Aavid Thermal Technologies, Inc. and is familiar with the Company's business, management and financial affairs. The Optionee has knowledge and experience in financing and business matters and is capable of evaluating the merits and risks of an investment in the Common
Stock issuable upon exercise of the option and of making an informed decision. The Optionee recognizes that the purchase of the Common Stock issuable upon exercise of the option involves a substantial degree of risk and has the financial ability to bear the economic risk of this investment. The Optionee has adequate means for providing for his current needs and contingencies and has no need for liquidity with respect to such investment in the Company. The Optionee has determined that the Common Stock issuable upon exercise of the option is a suitable investment and at this time he can bear a complete loss of his investment.

8. Acceleration of Exercisability; Capital Changes.

(a) If there shall be consummated any sales, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets or capital stock of the Company, then the option shall, unless sooner terminated under the terms hereof, immediately become exercisable.

(b) In the event of any stock split, stock dividend or similar transaction which increases or decreases the number of outstanding shares of Common Stock, appropriate adjustment shall be made by the Board of Directors of the Company to the number and option exercise price per share of Common Stock which may be purchased under the option. In the case of a merger, consolidation or similar transaction which results in a replacement of the Company's Common Stock with stock of another corporation, the Company will make a reasonable effort, but shall not be required to replace the option granted hereunder with comparable options to purchase the stock of such other corporation, or will provide for immediate maturity of the option, with the


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option being terminated if not exercised within the time period specified by the
Board of Directors of the Company.

(c) In the event of any adjustment in the number of shares covered by any option pursuant to the provisions hereof, any fractional shares resulting from such adjustment will be disregarded and each such option will cover only the number of full shares resulting from the adjustment.

(d) All adjustments under this Section 8 shall be made by the Board of Directors of the Company, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

9. Termination Without Cause. All of Optionee's options granted in Section 1 hereof, shall become immediately vested and exercisable in the event the Company terminates Optionee's employment with Company or one of its subsidiaries other than for cause as set forth in Optionee's Employment Agreement with the Company in Section 5.1.

10. No Rights to Continue Service. Nothing in this Agreement shall give the Optionee any right to continue in the service of the Company or any of its affiliates, or interfere in any way with the right of the Company or any of its affiliates to terminate the service of the Optionee.

11. Notices. Any and all notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be sent by facsimile or postage prepaid by certified mail (return receipt requested) or reputable courier service and shall be deemed given when so delivered by hand, facsimile, or if mailed, five days after mailing (two business days in the case of courier service) to the parties as follows: to the Optionee at his last known address on the books of the Company and, in the case of the Company, to its principal place of business, attention of Chairman of the Board, or to such other address as either party may specify by notice to the other.

12. Entire Agreement. This Agreement constitutes the entire agreement between the parties relating to the subject matter thereof and supersedes all prior communications, agreements and understandings, written or oral, with respect to the terms and conditions of such subject matter.

13. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Optionee and by an expressly authorized representative of the Company.

14. Headings. The headings and captions of this Agreement are for convenience only and in no way define or describe the scope or content of any provision of this Agreement.


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15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.


                                        AAVID THERMAL TECHNOLOGIES, INC.


                                        By: /s/ John W. Mitchell
                                            ----------------------------------
                                            John W. Mitchell
                                            Its duly authorized Vice President


                                            /s/ Ronald F. Borelli
                                            ----------------------------------
                                            Ronald F. Borelli




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